UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Corporate Circle Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below) :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 4, 2012, AMRI Rensselaer, Inc., a wholly-owned subsidiary of Albany Molecular Research, Inc. (“the Company”) entered into a Supply Agreement (“the Agreement”) with GE Healthcare AS (“GE”).   The Agreement is effective retroactively from January 1, 2012 through December 31, 2016. The Agreement supersedes the August 31, 2005 Supply Agreement, as amended, by and between AMRI Rensselaer, Inc. and GE (the “Prior Agreement”).

The Agreement sets forth certain terms relating to pricing and quantity requirements under which the Company will supply an intermediate material for use in a diagnostic imaging agent. The Agreement contains customary supply terms, including quality assurance testing standards, indemnities, and product warranties.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a redacted copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2012. The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Agreement. The omitted material will be included in the request for confidential treatment.

Item 1.02. Termination of a Material Definitive Agreement.

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 1.02.

Item 8.01. Other Events.

On December 6, 2012, the Company issued a press release announcing the execution of the Agreement.  Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 8.01.   A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits.

          99.1 Press Release issued by Albany Molecular Research, Inc. dated December 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2012	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Michael M. Nolan
Name: Michael M. Nolan
Title: Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Albany Molecular Research, Inc. dated December 6, 2012.